Blanchfield, Meyer, Kober & Rizzo, LLP
Certified Public Accountants

1200 Veterans Memorial Hwy., Suite 350
Hauppauge, New York 11788

T 631 293-5000
F 631 234-4272
www.bmkr.com

Bruce A. Meyer, CPA/PFS
Thomas G. Kober, CPA
Alfred M. Rizzo, CPA
Joseph Mortimer, CPA

Charles W. Blanchfield, CPA (Retired)

March 7, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100F Street, NE
Washington, DC 20549

Dear Sir/Madam:

We have read the statements made by USA Zhimingde International Group Corporation (formerly Marketing Acquisition Corp.), which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of its Form 8-K, regarding the change in certifying accountant. We agree with the statements concerning our firm in such Current Report on Form 8-K. We have no basis to agree or disagree with other statements made under Item 4.01.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Regards,

Blanchfield, Meyer, Kober & Rizzo LLP

Thomas Kober
BLANCHFIELD, MEYER, KOBER & RIZZO, LLP